UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2023

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 15, 2023, Daily Journal Corporation (the “Company”) held its 2023 Annual Meeting of Shareholders. A total of 849,758 shares were represented in person or by valid proxy, and the final results for each proposal voted on at the meeting are set forth below:

Election of Directors. The Company’s shareholders elected four directors to serve until the next annual meeting of shareholders and the election of their successors. The number of votes cast for each of the directors is set forth below. There were 236,554 broker non-votes.

	For	Against	Abstain
Charles T. Munger	428,537	184,418	249
Mary Conlin	516,625	91,687	4,892
John B. Frank	573,419	34,671	5,114
Steven Myhill-Jones	543,229	64,801	5,174

Ratification of Independent Accountants. The Company’s shareholders ratified the appointment of Baker Tilley USA LLP as the Company’s independent registered public accounting firm for the current fiscal year. The vote totals were 846,716 FOR and 1,097 AGAINST, with 1,945 ABSTENTIONS.

Advisory Vote on the Company’s Executive Compensation. The Company’s shareholders voted in favor of a resolution approving the Company’s executive compensation. The vote totals were 608,903 FOR and 1,296 AGAINST, with 3,005 ABSTENTIONS.

Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation. The Company’s shareholders voted in favor of holding the advisory vote on executive compensation once every three years. The vote totals were 185,735 for ONE YEAR, 4,281 for TWO YEARS, and 416,321 for THREE YEARS, with 6,867 ABSTENTIONS. In light of the results of this advisory vote, the Company has determined to hold the advisory vote on executive compensation once every three years.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By: /s/ Steven Myhill-Jones
Steven Myhill-Jones
Interim Chief Executive Officer

Dated: February 16, 2023